Exhibit 99.1

Apco Oil and Gas International Inc.
(NASDAQ: APAGF)
One Williams Center MD 35-8
Tulsa, OK 74172
800-600-3782
www.apcooilandgas.com

News Release

[Apco logo]

DATE: Aug. 8, 2011

MEDIA CONTACT:	INVESTOR CONTACT:
Kelly Swan (918) 573-4944	Thomas Bueno (918) 573-2570

Apco Reports Second-Quarter 2011 Results;
Earns Additional Interest in Coirón Amargo

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that for the three and six-month periods ended June 30, 2011, it generated unaudited net income attributable to Apco of $7.7 million and $15.9 million, or $0.26 and $0.54 cents per share, compared with net income of $7.1 million and $11.1 million for the same periods in 2010.

Net income was slightly higher quarter-to-quarter as higher operating revenues were offset by higher costs and operating expenses. Second-quarter 2011 also benefited from lower income tax expense.

The increase in net income for the year-to-date period is primarily the result of higher average oil sales prices, greater equity income from Argentine investment and lower exploration expense. These favorable benefits were partially offset by higher non-exploration costs and operating expenses compared with the first six months of 2010.

Higher average sales prices resulted in favorable impacts on operating revenues of $2.9 million for the quarter and $5.4 million for the first six months. Total sales volumes applicable to Apco’s consolidated interest on a barrel of oil equivalent (BOE) basis were one percent higher for the quarter and two percent higher for the first six months of 2011.

Total costs and operating expenses for the quarter increased by $2.6 million primarily from higher production and lifting costs, depreciation expense and higher taxes other than income.

For the first half of the year, the combination of higher production and lifting costs, taxes other than income and greater depreciation expense was partially offset by lower exploration expenses. The decrease in exploration expense reflects lower exploration activity including the absence of significant seismic acquisition investments made in Colombia during the first half of 2010.

The benefits of higher average sales prices also led to greater equity income from Argentine investment for the first half of 2011 compared with the same period in 2010.

Coirón Amargo Update

Apco has completed the drilling of two second-stage wells under the farm-in agreement in the Coirón Amargo exploration permit to earn a 45 percent total interest. Both wells were completed and tested in July, resulting in oil discoveries in the Tordillo formation.

The CAN x-4 well has been put on production from the Tordillo formation. The CAS x-1 well in the southern part of the permit also tested oil from the Vaca Muerta formation. Initially, this well will remain on test from the Vaca Muerta formation to determine its ability to sustain any flow of oil without stimulation. Apco plans to evaluate its performance for the short-term and then, depending on the results of this evaluation, return to the well to either perform a fracture stimulation of the Vaca Muerta or put the well on production from the Tordillo formation.

Apco and its partners anticipate conducting further exploration activities targeting both the Tordillo and Vaca Muerta formations that will include drilling and possibly well re-entries throughout the remainder of 2011. These investments will occur prior to November 2011, the current exploration period expiration date. By November, the joint venture partners will determine how much of the area will be converted to an exploitation concession and how much acreage, if any, will have to be relinquished.

Coirón Amargo is located in the Neuquén basin adjacent to our core properties of Entre Lomas, Bajada del Palo, Charco del Palenque and Agua Amarga. The southern portion of the permit is situated in the deepest portion of the basin near the Loma de la Lata concession.

“Since entering the farm-in agreement in early 2010, we have demonstrated our ability to successfully explore in the Neuquén basin by drilling four wells that resulted in hydrocarbon discoveries on four geological structures,” said Thomas Bueno, Apco’s president and chief operating officer.

“These results are a continuation of our success and experience gained during recent years while drilling exploration wells in our core properties in the Neuquén basin,” Bueno added.

Apco Oil and Gas International Inc.
Summary of Earnings
(In Thousands of Dollars Except Per Share Amounts)
	2011	2010
Three months ended June 30

Operating revenue	24,576	21,810

Costs and operating expenses	19,026	16,436

Investment income	4,510	4,492

Net income attributable to Apco	7,699	7,117

Per share	0.26	0.24

	2011	2010
Six months ended June 30

Operating revenue	47,659	41,628

Costs and operating expenses	36,284	33,901

Investment income	9,376	8,389

Net income attributable to Apco	15,861	11,113

Per share	0.54	0.38

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in eight oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

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Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions, volcanic activity and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Mar. 10, 2011, and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.